Exhibit l.1

437 Madison Avenue

New York, New York 10022-7001

(212) 940-3000

Fax: (212) 940-3111

October 4, 2013

StoneCastle Financial Corp.

152 West 57th Street, 35th Floor

New York, New York 10019

Re:	StoneCastle Financial Corp.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to StoneCastle Financial Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (as amended and may subsequently be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”), with respect to the offer, issuance and sale of up to $150,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be sold to underwriters pursuant to an underwriting agreement substantially in the form of Exhibit h.1 to the Registration Statement (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the Registration Statement and the preliminary prospectus contained in the Registration Statement. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below, including the following documents:

(i)	the Underwriting Agreement;

(ii)	the form of certificate evidencing the Shares, filed as Exhibit d to the Registration Statement;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit a to the Registration Statement;

StoneCastle Financial Corp.

October 4, 2013

(iv)	the Amended and Restated Bylaws of the Company, filed as Exhibit b to the Registration Statement;

(v)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(vi)	resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or representatives of the Company and do not opine as to the accuracy of any such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the board or a duly authorized committee thereof will approve the final terms and conditions of the issuance, offer and sale of the Shares, including those relating to price and amount of Shares to be issued, offered and sold, in accordance with the resolutions; and (ii) the certificate of good standing remains accurate, the resolutions remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and the Investment Company Act and remains effective at the time of the issuance, offer and sale of the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

StoneCastle Financial Corp.

October 4, 2013

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP